EXHIBIT 99.1

374Water Q3 2022 Revenue Increases 4,756% as the Company Pioneers a New Era of Sustainability

DURHAM, NC / 374Water Inc. (NASDAQ:SCWO), a global cleantech and social impact company, today provides a business update and reports its financial results for the quarter ended September 30, 2022.

The third quarter was marked by meaningful progress. Q3 and YTD Highlights:

•	Revenue for the third quarter of 2022 was $0.9 million compared to $19,000 for the same quarter of 2021, an increase of 4,756%.

•

Entered into a Memorandum of Understanding (MOU) with Forever Water Ecuador to promote and distribute 374Water's innovative and sustainable AirSCWO™ wastewater and waste management technology in Ecuador. According to Ecuadorian government statistics, 14% of the population lack access to basic sanitation services, which heightens the need for sanitation infrastructure investment. This joint effort will provide long-term and sustainable waste management solutions to the urban and rural underserved regions of Ecuador.

•	Participated in the Goldman Sachs Water Symposium

•

374Water and its manufacturing partner Merrell Bros., advanced the development of the AirSCWO™ 6 system - a decentralized, prefabricated, compact, and modular solution for sustainable wet waste management. Manufacturing of the first commercial units, which have already been sold, is underway and expected to be completed in Q4 2022.

Kobe Nagar, CEO of 374Water Inc. commented, "Strong momentum since commercializing our technology in February 2022, continues. In Q3, we announced an MOU with Forever Water Ecuador to help solve sanitation in Latin America. Additionally, we progressed development of The AirSCWO™ 6 system for Orange County Sanitation District (OC San), expected to be completed in the 4th quarter of 2022, and to become operational in 2023. Mr. Nagar continued, "The market opportunity development is enormous and we are dedicated to delivering our newly commercial units that treat waste and eliminate pollutants. In fact, PFAS, the ‘forever chemical' is estimated to be present in more than 57,000 sites in the U.S. alone, representing a trillion dollar market opportunity. PFAS is just a single vertical for our solutions. Considering OC San, our partnerships with Merrell Bros, ESC, MOUs with Ecuador and Midway and numerous addressable verticals, set ourselves to drive substantial shareholder value in the near and long term."

Third Quarter ended September 30, 2022 Financial Results

Revenue for the third quarter of 2022 was $0.9 million compared to $19,000 for the same quarter of 2021, an increase of 4,756%. The increase in revenue during 2022 was primarily as a result of recognizing a portion of the revenue associated with the sale of our first AirSCWO™ system.

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General and administrative expenses were $387,018 in the third quarter of 2022, compared to $143,147 in the third quarter of 2022. The change in the quarter is primarily associated with our increased insurance costs, marketing and business development expenses, dues and subscriptions, and stock-based compensation expenses.

Research and development expenses were $118,253 in the third quarter of 2022, compared to $115,936 in the third quarter of 2021. The change in the quarter is primarily associated with the increase in engineering expenses attributed to the design of the AirSCWO™ 30 - which has a capacity of 30 wet tonne / day, a 5x scale up of the AirSCWO™ 6 system.

Net loss was $(912,826), or $(0.01) per basic and diluted share, compared to a net loss of $ (551,959) million, or $(0.01) per basic diluted share, in the third quarter of 2021.

Total cash and investments were $8,402,255 as of September 30, 2022, compared to $11,131,175 at December 31, 2021. Total current assets were $9,864,788 and current liabilities were $1,262,157 as of the same date, compared to $ 11,349,641 and $86,371 respectively, in the year-ended reporting period.

For more on AirSCWO™ or about our team, visit 374Water.com or follow us on LinkedIn and Twitter.

Cautionary Language

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning.

About 374Water

374Water Inc. (Nasdaq:SCWO), is a global cleantech, social impact company whose mission is to preserve a clean and healthy environment that sustains life. We are pioneering a new era of sustainable waste management that supports a circular economy and enables organizations to achieve their environmental, social, and governance (ESG) and sustainability goals. Follow us on LinkedIn and Twitter.

374Water Investor Contact:

James Carbonara

ir@374water.com

374Water Media Contact:

Ashley Willis

media@374water.com

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PART I FINANCIAL INFORMATION

Item 1. Condensed Consolidated Financial Statements

374Water Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

September 30, 2022 (Unaudited) and December 31, 2021

	2022	2021
Assets
Current Assets:
Cash	$2,407,983	$11,131,175
Accounts receivable	164,600	-
Investments	5,994,272	-
Prepaid expenses	1,297,933	218,466
Total Current Assets	9,864,788	11,349,641
Long-Term Assets:
Equipment, net	124,593	959
Intangible asset, net	980,753	1,028,114
Other assets	35,170	34,742
Total Long-Term Assets	1,140,516	1,063,815
Total Assets	$11,005,304	$12,413,456

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,043,660	$62,981
Deferred revenue	200,109	-
Other liabilities	18,388	23,390
Total Current Liabilities	1,262,157	86,371
Total Liabilities	1,262,157	86,371
Stockholders' Equity
Preferred Stock: 1,000,000 Convertible Series D preferred shares authorized; par value $0.0001 per share, nil issued and outstanding at September 30, 2022 and 27,272 issued and outstanding at December 31, 2021	-	3

Common stock: 200,000,000 common shares authorized, par value $0.0001 per share, 126,680,895 and 125,317,746 shares outstanding at September 30, 2022 and December 31, 2021, respectively	12,667	12,531
Additional paid-in capital	15,894,426	15,474,566
Accumulated (deficit)	(6,159,975)	(3,160,015)
Accumulated other comprehensive loss	(3,971)	-
Total Stockholders' Equity	9,743,147	12,327,085
Total Liabilities and Stockholders' Equity	$11,005,304	$12,413,456

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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374Water, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and nine months ended September 30, 2022 and 2021

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Revenue	$922,718	$19,000	$2,226,477	$33,600
Cost of Goods Sold	812,386	-	1,962,879	-
Gross Profit	110,332	19,000	263,598	33,600
Operating Expenses
Research and development	118,253	115,936	726,602	269,796
Compensation and related expenses	435,297	227,790	1,135,979	405,456
Product and development expenses	-	-	-	1,399,833
Professional Fees	82,752	84,514	375,313	245,152
General and administrative	387,018	143,147	1,027,287	206,931
Total Operating Expenses	1,023,320	571,387	3,265,181	2,527,168

Loss from Operations	(912,988)	(552,387)	(3,001,583)	(2,493,568)

Other Income (Expense)
Award income	-	-	-	-
Interest income	162	428	1,617	751
Other income	-	-	7	-
Total Other Income (Expense)	162	428	1,624	751
Net Loss before Income Taxes	(912,826)	(551,959)	(2,999,959)	(2,492,817)
Provision for Income Taxes	-	-	-	-

Net Loss	$(912,826)	$(551,959)	$(2,999,959)	$(2,492,817)

Other comprehensive loss
Change in foreign currency translation	-	-	(850)	-
Change in unrealized loss on marketable securities	(3,122)	-	(3,122)	-
Total other comprehensive loss	(3,122)	-	(3,972)	-

Total comprehensive loss	(915,948)	(551,959)	(3,003,931)	(2,492,817)
Net Loss per Share - Basic and Diluted	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Weighted Average Common Shares Outstanding - Basic and Diluted	126,680,895	98,391,746	126,621,412	84,283,229

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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374Water Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the nine months ended September 30, 2022 and 2021 (Unaudited)

	2022	2021
Cash Flows from Operating Activities
Net loss	$(2,999,959)	$(2,492,817)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	50,052	16,314
Stock based compensation	419,995	86,152
Warrant issued for product development agreement	-	1,399,833

Changes in operating assets and liabilities:
Accounts receivable	(164,600)	19,663
Prepaid expenses	(1,079,467)	(26,185)
Accounts payable and accrued expenses	980,679	(78,558)
Deferred revenue	200,109	-
Other liabilities	(5,002)	22,007

Cash Provided by (Used In) Operating Activities	(2,598,193)	(1,053,591)

Cash Flows from Investing Activities
Purchase of marketable securities	(5,998,243)	-
Purchase of equipment	(125,011)	(2,319)
Proceeds from reverse acquisition	-	29,536
Increase in other asset	(1,745)	(19,826)

Cash Provided by (Used In) Investing Activities	(6,123,999)	7,391

Cash Flow from Financing Activities
Repayments to (advances) from stockholders	-	(15,108)
Proceeds from sale of series D preferred shares	-	6,551,745
Proceeds from exercise of options and warrants	-	1,285,344

Cash Provided by Financing Activities	-	7,821,981

Net Increase in Cash	(8,723,192)	6,775,781
Cash, Beginning of the Period	11,131,175	71,799
Cash, End of the Period	$2,407,983	$6,847,580

NON-CASH FINANCING ACTIVITIES
Conversion of preferred stock to common stock	$133	$-
License	-	1,073,529
Accounts payable settled with Series D Preferred Stock	-	50,000
NET LIABILITIES ASSUMED IN REVERSE ACQUISITION
Cash	-	29,536
Prepaid expense	-	14,483
Accounts receivable	-	1,000
Account payable	-	(46,150)
Accrued expenses	-	(83,094)
Net liability assumed	-	(84,225)

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